EXHIBIT 23.1

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

February 26,2007

EOG Resources Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the inclusion of references to our firm and to the opinions as mentioned below delivered to EOG Resources, Inc. (EOG) regarding our comparison of estimates prepared by us with those furnished to us by EOG of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by EOG in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in EOG's Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the United States Securities and Exchange Commission (SEC) on or about February 26, 2007 (the Form 10-K). The opinions are contained in our letter reports dated January 28, 2005, January 30, 2006 and January 29, 2007 for estimates as of December 31, 2004, December 31, 2005, and December 31, 2006 respectively. Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions in EOG's previously filed Registration Statement Nos. 333-09919, 333-18511, 333-137341, 33-48358, 33-52201, 33-58103, 33-62005, 333-20841, 333-31715, 333-69483, 333-62256, 333-63184, 333-84014, 333-88924, and 333-116701.

Very truly yours,

DeGOLYER and MacNAUGHTON